                        SUPER VISION INTERNATIONAL, INC.
                             8210 PRESIDENTS DRIVE
                             ORLANDO, FLORIDA 32809


                                PROXY STATEMENT


                         RELATING TO THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD JUNE 20, 2000

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2)).
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        SUPER VISION INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)       Title of each class securities to which transaction applies:

       ------------------------------------------------------------------------

       2)       Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------

       4)       Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

       5)       Total fee paid:

       ------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:

       ------------------------------------------------------------------------

       2)       Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------

       3)       Filing Party:

       ------------------------------------------------------------------------

       4)       Date Filed:

       ------------------------------------------------------------------------

SUPER VISION INTERNATIONAL, INC.                        BRETT KINGSTONE
8210 PRESIDENTS DRIVE                                   CHAIRMAN OF THE BOARD,
ORLANDO, FLORIDA  32809                                 PRESIDENT  AND
                                                        CHIEF EXECUTIVE OFFICER



May 15, 2000



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Tuesday, the 20th day of June, 2000, at 10:30 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

         We look forward to seeing you at the Annual Meeting.

                                       Sincerely,



                                       /s/ Brett Kingstone
                                       ----------------------------------------
                                           Brett Kingstone

                        SUPER VISION INTERNATIONAL, INC.


===============================================================================


                                   NOTICE OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                       ------------------------------------------
                       DATE:      JUNE 20, 2000
                       TIME:      10:30 A.M.
                       PLACE:     SUPER VISION INTERNATIONAL INC.
                                  8210 PRESIDENTS DRIVE
                                  ORLANDO, FLORIDA 32809
                       ------------------------------------------


Dear Stockholders:


         At our Annual Meeting, we will ask you to:

         o        Elect six directors to the Board of Directors;

         o Ratify the selection of Ernst & Young, LLP as independent auditors for 2000; and

         o Transact any other business that may properly be presented at the Annual Meeting.


                                  RECORD DATE

         If you were a stockholder of record at the close of business on May 12, 2000, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.


                               PROOF OF OWNERSHIP

         Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

                                       By order of the Board of Directors,



                                       /s/ Brett Kingstone
                                       ----------------------------------------
                                           Brett Kingstone
                                           Chairman of the Board, President and
                                           Chief Executive Officer

May 15, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING..............................5
   Why Did You Send Me this Proxy Statement?.................................5
   How Many Votes Do I Have?.................................................5
   How Do I Vote by Proxy?...................................................5
   May I Revoke My Proxy?....................................................5
   How Do I Vote in Person?..................................................6
   What Vote Is Required to Approve Each Proposal?...........................6
   Is Voting Confidential?...................................................6
   What Are the Costs of Soliciting the Proxies?.............................6
   How Can I Obtain an Annual Report on Form 10-KSB?.........................7
INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP....7
   How Much Stock is Owned By Directors, Executive Officers and At Least
         5% Stockholders?....................................................7
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS...........................8
   The Board of Directors....................................................8
   The Committees of the Board...............................................9
   How Do We Compensate Directors............................................9
   The Executive Officers...................................................10
   Did Directors, Executive Officers and Greater-Than-10% Stockholders
         Comply with Section 16(a) Beneficial Ownership Reporting in 1999?..10
   How Do We Compensate  Our Executive Officers.............................10
SUMMARY COMPENSATION TABLE..................................................11
AGGREGATE OPTION EXERCISES DURING 1999 AND YEAR-END OPTION VALUES...........11
1994 STOCK OPTION PLAN......................................................12
ARRANGEMENTS WITH OFFICERS AND DIRECTORS....................................12
   Proposal 1:  Elect Six Directors.........................................13
   Proposal 2:  Ratify Selection of Independent Auditors for 2000...........15
OTHER MATTERS...............................................................15
INFORMATION ABOUT STOCKHOLDER PROPOSALS.....................................15
   Proxy for 2000 Annual Meeting of Stockholders............................17

                            PROXY STATEMENT FOR THE
                        SUPER VISION INTERNATIONAL, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS


                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

         The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 15, 2000 to all stockholders entitled to vote. Stockholders who owned Super Vision International common stock at the close of business on May 12, 2000 are entitled to vote. Effective May 1, 2000, there were 2,059,302 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (including both Class A and Class B) is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

         Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

HOW DO I VOTE BY PROXY?

         Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

         o        "FOR" the election of all six nominees for director; and

         o "FOR" the ratification of Ernst & Young, LLP as independent auditors for 2000.

         If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

         If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

         o        You may send in another proxy with a later date;

         o You may notify Super Vision's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

         o        You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 12, 2000, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT SIX DIRECTORS     The six nominees for director who receive
                                    the most votes (a "plurality" as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either
                                    "for" or "against" the nominee. A "broker non-vote" (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 2:                         The affirmative vote of a majority of the
RATIFY SELECTION OF AUDITORS        shares present in person or by proxy at the
                                    Annual Meeting is required to ratify the selection of independent auditors. Shares represented by proxy which are marked
                                    "abstain" will have the effect of a vote against Proposal 2. A broker non-vote will not have the effect of a vote against Proposal 2, since broker non-votes are considered "not entitled to vote" on that matter.

QUORUM; THE EFFECT OF               A majority of the outstanding shares of
BROKER NON-VOTES AND ABSTENTIONS    Class A and Class B common stock
                                    represented in person or by proxy will
                                    constitute a quorum. Your broker is not
                                    entitled to vote on a proposal unless it receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business.
                                    Similarly, abstentions are also counted for determining if a quorum is present.

IS VOTING CONFIDENTIAL?

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

WHAT ARE THE COSTS OF SOLICITING THE PROXIES?

         Super Vision pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-KSB?

         The 1999 Form 10-KSB was filed with the Securities and Exchange Commission on or about March 29, 2000. If you would like a copy of the Annual Report (including financial statements, but without exhibits), without charge, please write to:

                        Corporate Secretary
                        Super Vision International, Inc.
                        8210 Presidents Drive
                        Orlando, Florida  32809



   INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP


HOW MUCH STOCK IS OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND AT LEAST 5% STOCKHOLDERS?

         The following table shows, as of May 1, 2000, (a) all persons we know to be "beneficial owners" of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.


                                                               Shares Beneficially Owned
                                          ----------------------------------------------------------------------
                                                  Number                   Percent Ownership
                                          -----------------------       -----------------------         Total
                                          Class A         Class B       Class A         Class B     Voting Power
                                          -------         -------       -------         -------     ------------


Brett M. Kingstone(3)...................  335,387         483,264         16.29%            100%        61.48%

Kingstone Family Ltd Partnership II (4).  291,387         483,264         14.15%            100%        60.50%

Edgar Protiva(5)........................   12,498               *             *               *             *

Eric Protiva(5).........................   12,498               *             *               *             *

Brian McCann(6).........................   10,000               *             *               *             *

Anthony Castor III(6)(7)................    9,000               *             *               *             *

Fritz Zeck (6)..........................    6,000               *             *               *             *

Hayward Industries, Inc.(8).............  349,272               *         16.96%              *          7.80%

Cooper Lighting, Inc. (9)...............  250,369               *         12.16%              *          5.59%

All executive officers and
  directors as a group (seven
  persons) (10).........................  385,383         483,264         18.71%            100%        62.60%



---------------------

  *   Represents a percentage of beneficial ownership that is less than 1%.

 (1) Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.

 (2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of May 1, 2000 was calculated based upon 2,542,566 outstanding shares, consisting of 2,059,302 shares of Class A and 483,264 shares of Class B common stock outstanding.

 (3) This amount includes the following shares owned by the Kingstone Family Limited Partnership II, of which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; and (ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) May 1, 2000.

 (4) Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the option to purchase 289,187 shares of Class A common stock. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the option to purchase the 289,187 shares of Class A common stock.

 (5) This amount includes 1,498 shares of Class A common stock. The balance of 11,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of May 1, 2000, or that will become exercisable within 60 days after May 1, 2000.

 (6) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of May 1, 2000, or that will become exercisable within 60 days after May 1, 2000.

 (7) This amount does not include shares of Class A common stock beneficially owned by Hayward Industries, Inc. Mr. Castor previously served as the President and Chief Executive Officer of Hayward Industries, Inc.

 (8) The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 99,792 warrants to purchase Class A common stock that were exercisable as of May 1, 2000, or that will become exercisable within 60 days after May 1, 2000. However, this amount does not include (a) warrants to purchase up to 149,688 shares of Class A common stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with Super Vision, and (b) up to 28,918 shares that maybe acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above.

 (9) The address of Cooper Industries, Inc. is 400 Busse Road, Elk Grove Village, Illinois 60007-2195. This amount represents shares of Class A common stock, but does not include (a) warrants to purchase up to 250,369 shares of Class A common stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with Super Vision, and (b) up to 28,918 shares that may be acquired upon exercise of the options owned by Cooper Lighting Inc., in footnote (4) above.

 (10) This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of May 1, 2000, or that will become exercisable within 60 days after May 1, 2000. This amount does not include an aggregate of 20,000 shares that may be acquired upon exercise of options held by executive officers of Super Vision which are not exercisable during the next 60 days.



               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Super Vision and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings.

         The Board met three times during fiscal year 1999 and acted by unanimous consent three times. Attendance at the Board and committee meetings was at least 75% for each director.

THE COMMITTEES OF THE BOARD

         The Board had two permanent committees in fiscal year 1999: the Audit Committee and the Stock Option Committee. There is no compensation or nominating committee.

THE AUDIT COMMITTEE         The Audit Committee reviews and approves the audit
                            reports rendered by the Company's independent auditors and reviews the effectiveness of Super
                            Vision's internal accounting methods and procedures.
                            The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. For fiscal year
                            1999, Messrs. Edgar Protiva and Anthony Castor served as members of the Audit Committee. The Audit
                            Committee met one time during fiscal year 1999.

THE STOCK OPTION COMMITTEE  The Stock Option Committee administers Super
                            Vision's 1994 Stock Option Plan. For fiscal year 1999, Messrs. Edgar Protiva and Eric Protiva served as members of the Stock Option Committee. The Stock Option Committee met one time and took action by written consent seven times during fiscal year 1999.

HOW DO WE COMPENSATE OUR DIRECTORS?

MEETING FEES                We compensate directors who are not employees of
AND EXPENSES                Super Vision with a fee of approximately $500 for
                            each Board and committee meeting. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

STOCK AWARDS                During fiscal year 1999, pursuant to the 1994 Stock
                            Option Plan, we granted options to purchase 1,000 shares of Class A common stock to Messrs. Eric
                            Protiva, Edgar Protiva, Brian McCann, Anthony
                            Castor, and Fritz Zeck, all directors of Super
                            Vision. The options were granted on May 10, 1999 at an exercise price of $5.16 and vested on November
                            10, 1999.

THE EXECUTIVE OFFICERS

         Except for Mr. Larry Calise, whose biography is provided below, the biographies of Super Vision's directors, are included under "Proposal 1: Elect Six Directors," below at pages 13 through 14.

LARRY CALISE                Mr. Calise was hired in February 2000 as the
Chief Financial Officer     Company's Chief Financial Officer. Prior to this he
Age 41                      served as Vice President of Finance for nStor
                            Corporation, a manufacturer of information storage and Raid solutions. From 1986 through 1996, he held positions of Controller, VP and Corporate
                            Controller, and VP Finance and Administration for
                            Philip Crosby Associates, which was later acquired by Alexander Proudfoot PLC, a multinational management consulting firm specializing in productivity and quality management. From 1982 to 1986, Mr. Calise was an Audit Supervisor for the CPA firm PricewaterhouseCooper's LLP.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 1999?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for fiscal year 1999 except as follows:

Mr. Kingstone failed to file a Form 4 reporting a change in beneficial ownership of shares of common stock from direct to indirect as a result of a transfer to the Kingstone Family Limited Partnership II in June 1998 until he filed a Form 5 in April 2000; Mr. Kingstone failed to file Form 4s reporting the indirect grant of options to acquire common stock to Hayward Industries, Inc. in March 1999 and to Cooper Lighting, Inc. in November 1998 until he filed a From 5 in April 2000; Kingstone Family Limited Partnership II failed to file a Form 3 reporting its direct ownership of shares of common stock in June 1998 until it filed a Form 5 in April 2000; and Kingstone Family Limited Partnership II failed to file Form 4s reporting the direct grant of options to acquire common stock to Hayward Industries, Inc. in March 1999 and to Cooper Lighting, Inc. in November 1998 until it filed a Form 5 in April 2000.

HOW DO WE COMPENSATE OUR EXECUTIVE OFFICERS?

         The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 1999 and aggregate options exercised in fiscal year 1999 for our Chief Executive Officer. Super Vision did not have any other executive officers or other employees serving at the end of fiscal 1999 whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                 Long-term
                               Annual compensation                          compensation awards
                         -------------------------------     --------------------------------------------------
                                                               Options            LTIP             All other
                         Year      Salary         Bonus      # of Shares        Payouts         Compensation(1)
                         ----     --------      --------     -----------        -------         ---------------
Brett M. Kingstone(2)    1999     $127,154      $    258            --             --               $ 15,822
                         1998     $129,846            --            --             --               $ 15,473
                         1997     $ 97,504      $ 25,137        64,000             --               $ 17,019

----------
(1) Represents a monthly allowance of $1,000 to include automobile and other related expenses as well as vested portion of Super Vision's 401(k) plan employer match.
(2) Mr. Kingstone is the President and Chief Executive Office of Super Vision International, Inc., and the Chairman of its Board of Directors.

Employment Agreements

          In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, Chairman of the Board, Chief Executive Officer and President of the Company. The agreement with Mr. Kingstone is renewable automatically for successive one year terms and provides for a base annual salary (subject to annual increases and bonuses at the discretion of the Board of Directors) and a monthly automobile allowance of $1,000.

         In the event of termination of Mr. Kingstone's agreement by the Company other than for cause, the Company has agreed to pay him severance in an amount equal to the annual base salary in effect for the balance of the term of the agreement plus six months. The agreement contains confidentiality and non-competition provisions.

         The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

  AGGREGATE OPTION EXERCISES DURING FISCAL YEAR 1999 AND YEAR-END OPTION VALUES

         None of the options held by the executive officers listed in the "Summary Compensation Table" above were exercised in fiscal year 1999. The following table shows information about the value of unexercised stock options at December 31, 1999 for the executive officer listed below.


                            Number of Securities Under-     Value of Unexercised In-
                             lying Unexercised Options        the-Money Options at
                               at December 31, 1999           December 31, 1999(1)
                           ----------------------------    ---------------------------
                           Exercisable    Unexercisable    Exercisable   Unexercisable
                           -----------    -------------    -----------   -------------
Brett M. Kingstone....        44,000         20,000             --            --

----------
(1) The dollar values of any In -the-Money Options would be calculated by determining the difference between $6.00 per share, the closing bid price of common stock on December 31, 1999, and the exercise price of the stock options. "In-the-Money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

                             1994 STOCK OPTION PLAN

         Super Vision's employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The plan, which expires in January 2004, is administered by the Stock Option Committee of the Board of Directors. The purposes of the plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the committee in granting options pursuant to the plan are consistent with these purposes.

         Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant. No options may be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

         An optionee may be granted more than one option under the plan. The committee will, in its discretion, determine (subject to the terms of the plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the plan.

         The Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the plan, materially increase the benefits under the plan, or modify the class of persons eligible to receive options under the plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

                    ARRANGEMENTS WITH OFFICERS AND DIRECTORS

         Prior to September 1996, Super Vision's executive offices and production facilities were located in Orlando, Florida in approximately 17,000 square feet of leased space. Max King Realty, an entity controlled by Mr. Kingstone, owned the building, which housed Super Vision's executive offices. On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty for new warehouse and office space. The new space consists of approximately 70,000 square feet that Super Vision began occupying on August 15, 1997. The lease term expires in June 2012. Rental payments in 1999 amounted to approximately $553,095.

         On September 25, 1996, the Company entered into a Stock Purchase Agreement and a Distributorship Agreement with Hayward Industries, Inc [Hayward]. Under the terms of the Distributorship Agreement as amended in January 10, 2000, Hayward acts as the exclusive, worldwide distributor for Super Vision in the pool, spa and hot tub market. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of Super Vision's Class A common stock from Super Vision, at a price of $8.02 per share. In addition, Super Vision granted warrants for the purchase of up to 249,480 additional shares, at an exercise price of $8.02 per share. Vesting of the warrants is tied to achievement of minimum purchase commitments contained in the Distributorship Agreement. The warrants have a 10-year life and expire September 25, 2006. As of December 31, 1999, total vested warrants related to Hayward's achievement of minimum purchase commitments were 99,792.

         Super Vision has granted Hayward rights of first refusal to acquire any securities proposed to be sold by Super Vision to competitors of Hayward. Super Vision has granted Hayward certain registration rights with respect to the shares of common stock acquired under the Stock Purchase Agreement and shares issuable upon exercise of the warrants described above under the Securities Act of 1933, as amended. Hayward also has the right to designate one director to Super Vision's Board of Directors, but has not designated a director as of this time.

         On November 23, 1998, Super Vision entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc [Cooper]. (a New York Stock Exchange company trading under the symbol "CBE"), pursuant to which Super Vision sold to Cooper 250,369 shares of its Class A common stock for a purchase price of $2,000,000. In addition, Super Vision entered into a Distributorship Agreement with Cooper Lighting Inc. and Cooper Industries (Canada), Inc., another subsidiary of Cooper Industries, Inc., collectively, pursuant to which Cooper Lighting, Inc. and Cooper Canada were granted the exclusive distribution rights in the United States and Canada to Super Vision's fiber optic products in the commercial, residential, industrial, institutional and public transportation markets, including, but not limited to, any and all lighting applications in or related to architectural lighting, accent lighting, down lighting, display cases, landscaping, confinement, explosion-proof, clean rooms, traffic signals, signage, outdoor area and emergency/exit lighting. In consideration for these rights, Cooper Lighting, Inc. and Cooper Industries (Canada), Inc., have agreed collectively, in accordance with the terms of the Distributorship Agreement, to purchase up to $47,000,000 of Super Vision's products through December 31, 2003, with the possibility for renewal after such period.

         Cooper was also granted a ten year warrant to purchase an additional 250,369 shares of Class A common stock of Super Vision at $8.02 per share. Vesting of the warrant is tied to achievement of annual minimum purchase commitments in accordance with the terms of the Distributor Agreement. Cooper was granted registration rights with respect to the shares of Class A common stock sold pursuant to the Stock Purchase Agreement and the shares of Class A common stock issuable upon exercise of the warrants. Cooper Lighting, Inc., also has the right to designate one director to Super Vision's Board of Directors, and in January 1999, Cooper Lighting, Inc., appointed Fritz Zeck to the Board of Directors of Super Vision. For more information about Mr. Zeck, see "Proposal 1:
Elect Six Directors", below at pages 13 to 14.

PROPOSAL 1: ELECT SIX DIRECTORS

         The Board has nominated six directors for election at the Annual Meeting to serve until the 2001 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

         If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

BRETT M. KINGSTONE                                  Mr. Kingstone has been Chairman of the Board, Chief Executive
Chief Executive Officer, President and              Officer and President of Super Vision since July 1999. From
Chairman of Board of Directors                      November 1997 to July 1999 Mr. Kingstone served as Chairman and
Age 40                                              Chief Executive Officer. From the Company's inception to
                                                    November 1997 he was Chairman, Chief Executive Officer and
                                                    President. From October 1985 until January 1991, Mr. Kingstone served as an independent consultant in the area of fiber optic technology. Prior to that, from December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado.
                                                    From January 1984 to August 1985, he was a partner in Kingstone
                                                    Prato, Inc., a venture capital partnership in Boulder, Colorado.
                                                    From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr.
                                                    Kingstone is a graduate of Stanford University and the author of two books -


                                                    The Student Entrepreneur's Guide (McGraw-Hill) and The Dynamos (John
                                                    Wiley & Sons; Koksaido Press).

EDGAR PROTIVA                                       Mr. Protiva became a director of Super Vision in March 1994.
Director                                            From 1980 to present, Mr. Protiva has been engaged in merchant
Age 60                                              banking with K.C.L. Associates.  Mr. Protiva is the brother of
                                                    Eric Protiva, another director of the Company.

ERIC V. PROTIVA                                     Mr. Protiva became a director of Super Vision in March 1994.
Director                                            From 1982 to present Mr. Protiva has been the Chief Executive
Age 64                                              Officer of AMS Electronic GmbH, an entity headquartered in
                                                    Munich, Germany which he founded in 1982.  AMS Electronic GmbH changed its name in 1999 and is now known as EGORA Holding
                                                    GmbH.  EGORA Holding GmbH, together with its majority-owned subsidiaries, is engaged in the electronic and fiber optics components and systems business in Europe.  Mr. Protiva also
                                                    serves as director of ADVA Optical Networking AG.   Mr. Protiva
                                                    is the brother of Edgar Protiva, another director of the Company.

BRIAN MCCANN                                        Mr. McCann became a director of Super Vision in October 1995.
Director                                            From February 1998 until present, Mr. McCann has served as the
Age 34                                              President of ADVA Optical Networking, Inc., which provides optical networking solutions for computer operating systems. From
                                                    1996 to 1998, Mr. McCann was the Vice President of North American
                                                    Business Development for ADVA GmbH Optical Solutions of Munich,
                                                    Germany. From 1987 to 1996, Mr. McCann has held successive positions as Director of Sales and Marketing and Product Manager for 3M
                                                    Specialty Optical Fibers.

ANTHONY T. CASTOR III                               Mr. Castor became a director of Super Vision in September 1996.
Director                                            Since January 2000, Mr. Castor has served as President and Chief
Age 48                                              Executive Officer of the Morgan Group, a specialty transportation company. Mr. Castor also serves as a director for the Morgan Group,
                                                    Inc. From January 1998 until December 1999, Mr. Castor has served as
                                                    President and Chief Executive Officer of Precision Industrial
                                                    Corporation, a worldwide supplier of capital equipment for processing sheetmetal. From 1994 until October 1997, Mr. Castor was the President and Chief Executive Officer of Hayward Industries,
                                                    Inc., a supplier of pumps, filters, heaters and other accessories for the pool and spa industries and industrial equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton &
                                                    Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient
                                                    Technology Corporation.

FRITZ ZECK                                          Mr. Zeck became a director of Super Vision in January 1999.
Director                                            Since 1994, Mr. Zeck has served as President of Cooper
Age 59                                              Lighting.  Prior to this he served as Vice President of Sales for Cooper Lighting since he started in 1985.  Mr. Zeck joined
                                                    Metalux in 1976 where he was Regional Sales Manager for the
                                                    Central portion of the United States.  He founded Lumark
                                                    Lighting in 1978, which was a division of Metalux.

--------------------------------------------------------------------------------

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
                         ALL SIX NOMINEES FOR DIRECTOR.

--------------------------------------------------------------------------------

PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 2000

         We are asking you to ratify the Board's selection of Ernst & Young LLP, certified public accountants, as independent auditors for fiscal year 2000. The Audit Committee recommended the selection of Ernst & Young to the Board. Ernst & Young has served as the independent auditors of Super Vision International since September 1997.

         A representative of Ernst & Young will attend the Annual Meeting to answer your questions.

         We are submitting this proposal to you because the Board believes that such action follows general corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction from you to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Super Vision and our stockholders.

--------------------------------------------------------------------------------

          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2000.

--------------------------------------------------------------------------------

         A COPY OF SUPER VISION'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITH FINANCIAL STATEMENTS AND THE SCHEDULES THERETO BUT WITHOUT ANY OTHER EXHIBITS, WILL BE MAILED TO THE STOCKHOLDERS OF SUPER VISION UPON REQUEST AND WITHOUT CHARGE.

         For Further information on obtaining the 1999 Annual Report, see "How Can I Obtain an Annual Report on Form 10-KSB", above at page 7.

                                  OTHER MATTERS

         Management does not know of any matters to be presented for action at the meeting other than the election of directors and the ratification of the independent auditors, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                     INFORMATION ABOUT STOCKHOLDER PROPOSALS

         Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2001 Annual Meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than January 15, 2001. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2001 Annual Meeting is 30 calendar days earlier or later than June 20, 2001. The notice provided by the stockholders must contain:

         o        a complete and accurate description of the proposal;
         o a statement that the stockholder (or the stockholder's legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;
         o the stockholder's name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and
         o a complete and accurate description of any material interest of such stockholder in such proposal.

         All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

         Under the proxy rules, in the event Super Vision receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by Super Vision to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at our offices by March 31, 2001.

         If you wish to submit a stockholder proposal for the 2001 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.


                                       By order of the Board of Directors,


                                       /s/ Brett M. Kingstone
                                           ------------------------------------
                                           Chairman of the Board, President and
                                           Chief Executive Officer

May 15, 2000

                        SUPER VISION INTERNATIONAL, INC.
    PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone, as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of common stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Tuesday, June 20, 2000, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated May 15, 2000.

Proposal 1:       To consider and act upon a proposal to elect Messrs. Brett M.
                  Kingstone, Edgar Protiva, Eric Protiva, Brian McCann, Anthony
                  Castor III and Fritz Zeck as directors to hold office for one-year terms or until their successors are elected and qualified.

                  [ ] FOR ELECTION OF ALL NOMINEES (except as shown below)
                  [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW:

                  Brett M. Kingstone      Edgar Protiva             Eric Protiva
                  Brian McCann            Anthony Castor III        Fritz Zeck

Proposal 2:       To appoint Ernst & Young LLP as independent auditors for 2000.

                  [ ] FOR APPOINTMENT    [ ] AGAINST APPOINTMENT     [ ] ABSTAIN

Proposal 3.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

                  [ ] AUTHORIZED TO VOTE       [ ] ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED, FOR THE INDEPENDENT AUDITORS, AND THE PROXY HOLDERS WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 3 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

         Please mark, date and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please specify your full title as such.

Dated: __________________                _______________________________________
                                         Signature

Dated: __________________                _______________________________________
                                         Signature if held jointly